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                                                                    EXHIBIT 5.01



                    [Letterhead of Willkie Farr & Gallagher]



August 30, 2000


VERITAS Software Corporation
1600 Plymouth Street
Mountain View, CA  94043

Ladies and Gentlemen:

We have acted as counsel to VERITAS Software Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a registration statement on Form S-4, initially filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on July 13, 2000, as amended by Amendment No. 1 thereto, filed with the Commission on August 30, 2000 (as so amended, the "Registration Statement"), and the joint proxy statement/prospectus forming part of the Registration Statement (the "Joint Proxy Statement/Prospectus"), relating to the issuance by the Company of new shares (the "Shares") of its common stock, par value $0.001 per share, in connection with the proposed merger of Victory Merger Sub, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), with and into Seagate Technology, Inc., a corporation organized under the laws of the State of Delaware ("Seagate"). The Shares are being issued pursuant to an Agreement and Plan of Merger and Reorganization dated as of March 29, 2000 by and among the Company, Merger Sub and Seagate, as amended on August 29, 2000 (as so amended, the "Merger Agreement").

We have examined copies of the Certificate of Incorporation and By-Laws of the Company and the amendments thereto, the Registration Statement, resolutions adopted by the Company's Board of Directors on March 28, 2000 and August 18, 2000, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and relied upon such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion that, upon receipt of the necessary vote of the shareholders of the Company at a meeting duly called and held, the Shares, when duly issued as part of the Merger Consideration (as defined in the Merger Agreement) in exchange for the shares of common stock, par value $0.01, of Seagate in the manner and on the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware as in effect on this date.

The opinion expressed herein assumes that the number of Shares issued as part of the Merger Consideration will not exceed the number of shares set forth under the heading "Amount to be

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VERITAS Software Corporation
August 30, 2000
Page 2


Registered" in the "Calculation of Registration Fee" table on the cover page to the Registration Statement.

We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those provisions, and the federal laws of the United States typically applicable to transactions described in the Registration Statement.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this opinion letter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement or any amendment thereto and to the reference to us in the Joint Proxy Statement/Prospectus under "Legal Matters". In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


Very truly yours,


/s/ WILLKIE FARR & GALLAGHER